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                                                                       EXHIBIT F


HEAD OF ASIAN PRACTICE:                             REGISTERED FOREIGN LAWYERS:  9th Floor
Brian W. Harrison*                                  Andrew Harrow (degrees)      Three Exchange Square
PARTNERS:                                           David Johnson (section)      Central
Simon Berry                 Hyo Young Kang          Ian Johnson (degrees)        Hong Kong
Simon Black                 David Kidd              Thomas A. Jones (section)
Thomas Brown                Chin-Chong Liew         Angus Ross (degrees)         Telephone:        +852 2974 7000
Kenneth D.C. Chan           Michael S.L. Liu        Mitchell A. Silk (section)   Fax (Group 3):    +852 2974 6999
Mimmie M.L. Chan            Vicki Liu               CONSULTANTS:                 Fax (Group 4):    +852 2502 2023
Stanley Chow                Jane M.S. Ng            Yongfu Li
William K.K. Ho             Simon Reid-Kay          William McAuliffe
Catherine Husted            Christopher L. Swift    Cathy C.Y. Yeung
Andrew Jeffries             Joseph L.B. Tse


Our Ref:: 67738-00046/DFJ/MUK/HK:426550.1                        April 15, 2004


Republic of the Philippines
Department of Finance
Office of the Secretary
Department of Finance Building
BSP Complex
Manila 1004
Philippines


Ladies and Gentlemen,

     We have acted as special United States counsel for the Republic of the Philippines (the "REPUBLIC") in connection with the preparation and filing with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), of the Republic's registration statement under Schedule B (the "REGISTRATION STATEMENT") relating to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "PROSPECTUS") and one or more supplements to the Prospectus, of the Republic's debt securities (the "DEBT SECURITIES") and warrants. The Debt Securities are to be issued in one or more series in accordance with the provisions of the Fiscal Agency Agreement dated as of October 4, 1999 and supplemented as of February 26, 2004 (the "FISCAL AGENCY AGREEMENT") between the Republic and JPMorgan Chase Bank (the "FISCAL AGENT").

     We have reviewed the originals or copies certified or otherwise identified to our satisfaction of such instruments and other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

     Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when the Debt Securities of a particular series offered pursuant to the Registration Statement or pursuant to any registration statement related thereto filed by the Republic with the Commission pursuant to Rule 462(b) under the Securities Act have been duly authorized by the Republic, duly executed and authenticated in accordance with the Fiscal Agency Agreement and duly delivered to and paid for by the purchasers thereof, such Debt Securities will constitute valid, binding and enforceable obligations of the Republic, entitled to the benefits of the Fiscal Agency Agreement.



      AMSTERDAM ANTWERP BANGKOK BEIJING BRATISLAVA BRUSSELS BUDAPEST DUBAI
        FRANKFURT HAMBURG HONG KONG LONDON LUXEMBOURG MADRID MILAN MOSCOW NEW YORK PARIS PRAGUE ROME SHANGHAI SINGAPORE TIRANA TOKYO TURIN WARSAW

*         Registered Foreign Lawyer; admitted to practise in England and Wales.

(section) Admitted to practise in New York.

(degrees) Admitted to practise in England and Wales.

To:    Republic of the Philippines                               April [-], 2004
Page:  2


     The foregoing opinion is subject to the following qualifications: (i) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity; (ii) such opinion is subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors' rights; (iii) the enforceability in the United States of America of the waiver or immunities by the Republic as set forth in the Fiscal Agency Agreement and the Debt Securities is subject to the limitations imposed by the Foreign Sovereign Immunities Act of 1976; and (iv) we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action where jurisdiction based on diversity of citizenship under 28 U.S.C. Section 1332 does not exist. In addition, we have assumed that each of the Republic and the Fiscal Agent will have satisfied those legal requirements that are applicable to it to the extent necessary to make the Fiscal Agency Agreement and the Debt Securities (with respect to the Republic) enforceable against it (except that no such assumption is made as to the Republic regarding matters of the federal law of the United States of America or the law of the State of New York).

     The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the incorporation by reference of this opinion in any registration statement relating thereto filed by the Republic with the Commission pursuant to Rule 462(b) under the Securities Act and to the references to us under the heading "Validity of the Securities" in the Prospectus and any prospectus relating to any such other registration statement, without thereby admitting that we are "experts" under the Securities Act or the rules and regulations of the Commission thereunder for purposes of any part of the Registration Statement or any such other registration statement, including the exhibit as which this opinion is filed.

Very truly yours,

/s/ Allen & Overy

ALLEN & OVERY